Exhibit 10.1

Global Futures and Options Department

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10019

Telephone (212) 250-2034

Telefax (212) 797-2042

FUTURES AND OPTIONS AGREEMENT

FOR INSTITUTIONAL CUSTOMERS

In consideration of the acceptance by Deutsche Bank Securities Inc. (which, together with its affiliates (“Affiliates”) is referred to as “DBSI” unless otherwise specified herein) of one or more accounts for the undersigned, PowerShares DB Multi-Sector Commodity Trust, a Delaware Statutory Trust organized in series (the “Trust”) with respect to one of its series, PowerShares DB Gold Fund (“Customer”) (all accounts of the Customer with DBSI being collectively referred to as the “Account”), Customer agrees that this Agreement shall govern all dealings between Customer and DBSI relating to transactions that DBSI may execute, clear and/or carry on Customer’s behalf for the purchase or sale of futures contracts (“Futures Contracts”) or options thereon (“Option Contracts”; Futures Contracts and Option Contracts collectively being “Contracts”).

1.  Relevant Law.

      The Account and every Contract executed and/or cleared by DBSI on Customer’s behalf shall be subject to (a) this Agreement; (b) the Commodity Exchange Act, as amended (“CEA”) and all rules, regulations and interpretations of the Commodity Futures Trading Commission (the “Commission”); (c) all rules, regulations and interpretations of the National Futures Association (“NFA”); and (d) the constitution, by-laws, rules, interpretations and customs of each applicable exchange and clearing organization (each exchange and clearing house being collectively an “Exchange”) ((b) through (d), as in effect from time to time, collectively being “Relevant Law”).

2.  Margin.

      (a)    The Trust, on behalf of the Customer, agrees that it will deposit and maintain cash, acceptable securities or other assets (as defined in Section 2(d)), in order to satisfy initial and variation margin requirements and make any premium payments in connection with each Contract, in the amount, at the times and in the manner required by DBSI or Relevant Law. DBSI has no obligation to set uniform margin requirements, commissions or other charges and DBSI’s margin requirements may exceed Exchange requirements. After providing Customer with reasonable prior notice, DBSI, exercising reasonable discretion, may change the margin requirements for any Account or Contract.

      (b)    DBSI will comply with all applicable provisions of the CEA and Commission regulations relating to the segregation and handling of customer property with respect to property deposited by the Trust, on behalf of the Customer. Without limitation of the foregoing, DBSI will not pledge, rephypothecate, loan or invest any such property except in connection with the margining of Contracts entered into by the Trust, on behalf of the Customer. Any property deposited by the Trust, on behalf of the Customer, may be transferred or pledged by DBSI to any Exchange or clearing broker to satisfy obligations of customers of DBSI.

      (c)    DBSI agrees that it will pay Customer interest on cash margin deposited by the Trust, on behalf of the Customer, at rates mutually agreed to from time to time. Customer will receive all interest or other distributions or income on securities Customer has deposited with DBSI.

      (d)    For purposes of this Section, acceptable securities or other assets means securities or other assets acceptable (i) under the rules of the relevant Exchange and (ii) to DBSI in its reasonable discretion. The value of acceptable securities or other assets deposited in Customer’s Accounts will be determined by DBSI in its reasonable judgment.

      (e)    Customer will be entitled to or responsible for any profit, loss or risk, and any related costs, arising from currency conversions or exposures incidental to Customer’s trading of Contracts (including those related to the margining of Contracts denominated in currencies other than those deposited by Customer). Any currency conversions will be made at DBSI’s then current rates of exchange.

3.  Other Payments To DBSI.

      The Trust, on behalf of the Customer, agrees to pay (i) commissions and brokerage charges for each Contract and Account as mutually agreed by Customer and DBSI from time to time; (ii) all fees, charges, taxes, fines and penalties incurred by DBSI or imposed by any regulatory or self-regulatory organization (including any Exchange) with respect to such Contracts or Accounts; (iii) any and all losses, debit balances or deficiencies in any Account; and (iv) any interest on any deficiencies or debit balance in such Account and on any funds advanced to or provided on behalf of Customer at a rate to be agreed upon by the Trust, on behalf of the Customer, and DBSI. Such interest rate shall be confirmed to Customer in writing.

4.  Option Exercise; Delivery.

      (a)    The Trust, on behalf of the Customer, is required to give DBSI notice of any intention to make or take delivery under any Futures Contract or to exercise any Option Contract, in accordance with DBSI’s instructions, and to satisfy any payment or delivery requirements in connection with its performance under such Futures or Option Contracts.

      (b)    The Trust, on behalf of the Customer, understands that certain Option Contracts are subject to exercise at any time. Upon the receipt of an exercise notice for this type of Option Contract, DBSI will allocate the notices in accordance with Relevant

Law to customers who have open short positions in the Option Contract (including Customer). The assignment of any exercise notice to Customer by DBSI will be final and binding upon Customer. DBSI will use reasonable efforts to notify Customer of any assignment of an exercise notice to Customer.

      (c)    If the Trust, on behalf of the Customer, does not furnish DBSI with instructions regarding the disposition of a Contract within the time specified by DBSI, DBSI will be entitled to take or refrain from taking any action it deems appropriate and will have no liability to Customer. These actions might include the exercise of, or failure to exercise, an Option Contract or the liquidation of any Contract on any Exchange (including those Exchanges whose rules provide for automatic exercise).

5.  Position Limits.

      (a)    The Trust, on behalf of the Customer, agrees to comply with the position limits established by Relevant Law, to notify DBSI promptly if it is required to file any position report and, upon request, promptly to provide copies of any such reports to DBSI.

      (b)    Upon reasonable notice to Customer, DBSI may limit the size and number of open Contracts (net or gross) that Customer may execute, clear and/or carry with it. DBSI’s position limits may be more restrictive than the limits imposed under Relevant Law. The Trust, on behalf of the Customer, agrees that it will not place any order, which, if filled, would cause Customer to exceed these limits. Further, DBSI may require Customer to liquidate any open positions carried in Customer’s Account, and may refuse to accept any order of Customer establishing a new position in order to comply with such limits.

(c) DBSI may in its sole discretion select executing brokers, clearing and non-clearing brokers and floor brokers, whether or not affiliated or related to DBSI, to execute, clear or carry Customer’s transactions hereunder.

6.  Advice; No Warranty as to Information, Etc.

      (a)    The Trust, on behalf of the Customer, acknowledges and agrees that: (i) Customer and any advisor of Customer have sole responsibility for all decisions for the Account; (ii) DBSI is not an advisor or fiduciary with respect to Customer, any Account or any action of Customer in connection with an Account or Contract and DBSI assumes no responsibility for compliance with any law or regulation governing the conduct of any such fiduciary or advisor or for Customer’s compliance with any law or regulation governing or affecting Customer; (iii) DBSI makes no representation, warranty or guarantee as to, and will not be liable or responsible for, the accuracy, completeness or reliability of any advice or recommendation, or any market information, furnished to Customer; (iv) recommendations to Customer as to any particular transaction at any given time may differ among DBSI’s personnel and may vary from any recommendations made to others; and (v) any advice provided by DBSI with respect to a Contract or Account is incidental to DBSI’s business as a futures commission merchant and will not serve as the primary basis for any decision by or on behalf of Customer.

      (b)    The Trust, on behalf of the Customer, agrees that DBSI, its officers, directors, stockholders, representatives or associated persons may have certain conflicts of interest in connection with the services contemplated hereby, including but not limited to conflicts arising from positions established for their proprietary accounts in Contracts that are the subject of market recommendations furnished to Customer. Such positions or other actions of such persons may not be consistent with any recommendations furnished to Customer by DBSI.

7.  Trust and Customer Representations, Warranties and Agreements.

      The Trust, and to the extent applicable, the Trust on behalf of the Customer, represents and warrants to DBSI that as of the date of this Agreement and on the date each transaction relating to a Contract or Account is entered into under this Agreement:

      (a)    (i)  The Trust is duly organized under the laws of the applicable jurisdiction and the execution, delivery and performance of this Agreement by the Trust, on behalf of the Customer, have been authorized by all necessary corporate or other action; (ii) the Trust, on behalf of the Customer, has full power and authority to enter into this Agreement and to perform its obligations under this Agreement; (iii) this Agreement is valid and binding on the Trust, on behalf of the Customer, is enforceable against it in accordance with its terms and neither this Agreement nor the trading of Contracts violate Relevant Law or any other law or regulation governing or affecting Customer’s activities under this Agreement or any order or agreement applicable to Customer or Customer’s property; (iv) the Trust, on behalf of the Customer, has and will maintain in full force and effect any and all necessary governmental or other approvals or authorizations to execute and deliver this Agreement, perform its obligations hereunder; (v) the Trust, on behalf of the Customer, and any other person involved in the management of Customer or its Account, are in compliance with all Relevant Law and any other law or regulation governing or affecting Customer’s activities under this Agreement, including but not limited to all applicable registration requirements; and (vi) the Trust, on behalf of the Customer, is acting solely as principal and no person other than Customer has any interest in or any control over any Account of Customer.

      (b)    Customer is not an employee, partner, officer, director or owner of more than ten percent of the equity interest of a futures commission merchant, an introducing broker, Exchange or any self-regulatory organization nor is Customer an employee or commissioner of the Commission, except as previously disclosed in writing to DBSI.

      (c)    If Customer is subject to the Financial Institution Reform, Recovery and Enforcement Act of 1989, the certified resolutions set forth following this Agreement have been caused to be reflected in the minutes of Customer’s Board of Directors (or other comparable governing body) and this Agreement is and shall be, continuously from the date hereof, an official record of Customer.

      (d)  If Customer is an insured depository subject to the Federal Deposit Insurance Act, Customer has taken all action and maintained such records required to be taken or maintained by it to effect and maintain the enforceability of this Agreement pursuant to the Federal Deposit Insurance Act, and the person executing this Agreement on behalf of Customer is an authorized person with at least the rank of vice president.

      (e)    Unless Customer notifies DBSI to the contrary, Customer is a “U.S. Person.” For purposes of this Section 7(e), a “U.S. Person” is a Customer located in the United States, its territories or possessions, or if Customer is a foreign incorporated collective investment vehicle (a fund) whose place of business is outside of the United States, its territories and possessions, such Customer will be deemed to be a “U.S. Person” if 10% or more of such Customer is beneficially owned by residents of the United States, its territories or possessions.

(f)    The Trust, on behalf of the Customer, agrees promptly to notify DBSI in writing if any of the warranties or representations contained in this Section 7 becomes inaccurate or incomplete in any respect and to provide financial and other information to DBSI at any time upon its reasonable request, and represents that any such information will be accurate and complete in every material respect. The Trust, on behalf of the Customer, shall also notify DBSI promptly of any material adverse change in the financial condition of Customer, regardless of whether Customer has previously furnished financial information to DBSI.

8.  Indemnification; Limitation of Liability.

      (a)    Customer shall indemnify, defend and hold harmless DBSI and its officers, employees and agents for any fine, penalty, tax, loss, liability or cost, including reasonable attorneys’ fees, incurred by DBSI that directly or indirectly arises out of or is related to (i) Customer’s refusal or failure to comply with Relevant Law or any other law or regulation governing or affecting Customer’s activities under this Agreement or any provision of this Agreement or (ii) Customer’s breach of any representation, warranty, covenant or obligation contained in this Agreement. In addition, the Trust, on behalf of the Customer, agrees to pay any attorneys’ fees and expenses incurred by DBSI in collecting any amount due by Customer under this Agreement or in defending against any claim brought by Customer in any suit, arbitration or reparations proceeding in which DBSI is the prevailing party.

      (b)    The Trust, on behalf of the Customer, acknowledges that DBSI does not guarantee the performance by any Exchange or other third party, including any third party clearing or intermediate broker, with respect to any Contract and, accordingly, the Trust, on behalf of the Customer, agrees that DBSI has no responsibility or liability to Customer for any loss or cost sustained or incurred by Customer due to Customer’s, an Exchange’s or any other third party’s actions or omissions in connection with any

Contract unless caused solely by DBSI’s gross negligence or willful breach of this Agreement.

      (c)    DBSI shall not be liable for the non-performance of any obligation, or any fine, sanction, penalty, expense, tax, loss, liability or cost, caused by any events outside the control of DBSI, including but not limited to any (i) action or order of any government, judicial institution, Exchange or other self regulatory organization, (ii) temporary or permanent suspension or termination of trading for whatever reason, (iii) failure or malfunction of transmission or communication facilities, (iv) delay or failure by any Exchange to enforce its rules or pay or return any amount owed with respect to any Contracts executed and/or cleared for Customer’s Accounts or (v) actions or omissions of third party brokers.

(d) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL DBSI OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, LOST REVENUES, LOST BUSINESS OPPORTUNITIES OR EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SIMILAR DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES, REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER DBSI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(e)    Notwithstanding anything to the contrary provided herein, DBSI agrees that, pursuant to Section 3804(a) of the Delaware Statutory Trust Act, the liabilities of the Customer shall be limited such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing and relating to this Agreement with respect to the Customer shall be enforceable against the assets of the Customer only, and not against the assets of the Trust (other than those assets of the Trust that are the Customer’s assets) generally or the assets of any other series of the Trust and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for, or otherwise existing and relating to this Agreement with respect to the Trust generally and any other series of the Trust shall be enforceable against the assets of the Customer. DBSI further agrees that it shall not seek satisfaction of any such obligation from the shareholders, any individual shareholder, officer, representative or agent of the Trust, or the Customer, nor shall DBSI seek satisfaction of any such obligation from DB

Commodity Services LLC (the managing owner of the Trust and the Customer), its members, managers, directors or officers.

9.  Communication Between the Parties; Confirmations Conclusive.

      (a)    The Trust, on behalf of the Customer, must specify in a written notice to DBSI the persons authorized to place orders or give DBSI instructions on Customer’s behalf. Any additions or amendments to this notice must be communicated to DBSI and any oral communication of such an addition or amendment must be promptly confirmed by the Trust, on behalf of the Customer, in writing. DBSI will not be bound by such amendments or additions until written confirmation is received.

      (b)    DBSI may rely on any order for the purchase or sale of Contracts, or any notice or other communications that are given by the Trust, on behalf of the Customer, or that DBSI reasonably believes to have originated from the Trust, on behalf of the Customer, or from Customer’s duly authorized agent and the Trust, on behalf of the Customer, shall be bound by any such order, notice or communication and any action taken or not taken by DBSI in reliance thereon.

      (c)    Confirmations of trades and any other similar notices, including but not limited to purchase and sale statements, sent to the Trust, on behalf of the Customer, shall be conclusive and binding unless The Trust, on behalf of the Customer, or Customer’s agent notifies DBSI to the contrary, (i) where a report is made orally, orally at the time received by the Trust, on behalf of the Customer, or its agent, or (ii) where a report or notice is in writing, in writing prior to the opening of trading on the next day following receipt of the report on which the relevant Exchange is open for business. Monthly statements of the Account shall be conclusive and binding unless the Trust, on behalf of the Customer, or Customer’s agent notifies DBSI to the contrary within five business days of Customer’s receipt thereof.

      (d)    DBSI shall transmit all communications to the Trust, on behalf of the Customer, at Customer’s address, telex, telefax or telephone number or to such other address as Customer may hereafter direct in writing. The Trust, on behalf of the Customer, shall transmit all communications to DBSI to the address, telex, telefax or telephone number at the beginning of this Agreement, Attention: Futures Administrator. All payments and deliveries to DBSI shall be wired, mailed or otherwise transmitted to DBSI pursuant to DBSI’s instructions and shall be deemed received only when actually received by DBSI.

10.  Security Interest.

      Subject to Section 8(e) above, all money, credit balances, Contracts and other property in which Customer has any ownership interest, now or at any future time held in Customer’s Account or otherwise held by DBSI for Customer or any affiliate of Customer and any amount due to DBSI for Customer’s Account from any Exchange or clearing broker in connection with any Contracts, and all proceeds thereof, is hereby pledged to DBSI and shall be subject to a general lien and first priority security interest and right of setoff in DBSI’s favor to secure any indebtedness of Customer to DBSI arising under this Agreement or any transactions in Contracts hereunder.

11.    DBSI’s Right to Liquidate Customer Positions.

      (a)    In addition to all other rights of DBSI set forth in this Agreement, DBSI has the right, upon the occurrence of any of the events specified in (i) through (viii) below, to take any or all of the actions specified in subdivision (b) of this Section:

      (i)        if DBSI is so directed or required by a regulatory or self-regulatory organization or Exchange having jurisdiction over DBSI or the Account;

     (ii)        if the Trust, on behalf of the Customer, repudiates, violates, breaches or fails to perform on a timely basis any obligation, term, covenant or condition required to be performed by the Trust, on behalf of the Customer, under this Agreement;

    (iii)        if the Trust, on behalf of the Customer, fails to post the initial or variation margin required by this Agreement, or fails to pay any required premium or make any other payments required under this Agreement or in connection with any Contract;

    (iv) if the Trust, on behalf of the Customer, is in material breach of or in material default under any contract or agreement to which it is a party or by which it or any of its assets are bound;

     (v) if any representation made by the Trust, or the Trust on behalf of the Customer, or by Customer’s Advisor, if any, is not accurate or complete, or ceases to be accurate or complete in any material respect;

      (vi)    if a voluntary or involuntary case or other proceeding is commenced by or against the

Trust, with respect to the Customer, seeking liquidation, reorganization or other relief with respect to itself or any of its debts under any bankruptcy, insolvency or similar law, or seeking the appointment of a trustee, receiver, liquidator, conservator, administrator, custodian or other similar official of it or any substantial part of its assets, or if the Trust, on behalf of the Customer, enters into or proposes to enter into any arrangement for the benefit of any of its creditors, or if the Trust, on behalf of the Customer, or any or all of its property is or becomes subject to any agreement, order, judgment or decree that provides for Customer’s merger, consolidation, dissolution, winding-up, liquidation, reorganization or appointment of a trustee, receiver, liquidator, conservator, custodian or similar officer for Customer or for Customer’s property, or if the Trust, on behalf of the Customer, takes any corporate action to authorize any of the foregoing;

(vii)    if the Account, any other account maintained by the Trust, on behalf of the Customer, or an affiliate of Customer with DBSI or the property described in Section 10 becomes subject to any lien, warrant, attachment or similar order or encumbrance; or

(viii)    if, after allowing the Trust, on behalf of the Customer, an opportunity to provide assurances acceptable to DBSI within a reasonable time period, DBSI reasonably determines such action is necessary for its protection.

      (b)    In each such instance, DBSI may (1) satisfy any obligations due DBSI out of any of Customer’s property in DBSI’s custody or control, (2) liquidate any or all of Customer’s Contracts, (3) decline to execute any or all of Customer’s outstanding orders, (4) make Customer’s obligations to DBSI immediately due and payable, (5) acting in a commercially reasonable manner, sell any or all of Customer’s property in DBSI’s custody or control and set off and apply any such property or the proceeds of the sale of such property to satisfy any amounts owed by Customer to DBSI, (6) set off any obligations of DBSI under this Agreement against the obligations of Customer to DBSI hereunder, (7) set off any cash, Contracts or property held for Customer by DBSI against amounts owed to DBSI by Customer hereunder, (8) purchase or borrow any securities or other property required to settle any outstanding transactions or positions for the Account, and (9) settle any outstanding transactions or positions for the Account.

      (c)    Before exercising any rights under Section 11(b), DBSI will send a notice to the Trust, on behalf of the Customer, of the action that it intends to take provided that DBSI will be entitled to take any such action regardless of whether such notice is received by the Trust, on behalf of the Customer. Any prior demand or notice by DBSI shall not be a waiver of any right of DBSI to take any action authorized by this Agreement or Relevant Law.

      (d)    At all times, Customer will be liable for the payment of any debit balance or deficiency in the Account, together with interest on such amounts and all costs relating to any liquidation or collection, including reasonable attorneys’ fees.

12.  Payment Netting and Setoff.

      The Trust, on behalf of the Customer, acknowledges and agrees that DBSI has the right to setoff and apply any amounts, fees or charges due to it hereunder against amounts held in any Accounts of Customer subject to this Agreement provided that any Account subject to setoff under this Section is owned solely by the same Customer.

13.  Termination.

      A party wishing to terminate this Agreement must provide the other party with written notice of termination sent by certified mail specifying the effective date of such termination. Any termination under this Section will not affect any transactions entered into prior to the effective date of such termination or any liability or obligation incurred prior to such date. Upon termination under this Section, DBSI will either transfer all open positions in Customer’s Account to another futures commission merchant of Customer’s choice, if so instructed by the Trust, on behalf of the Customer, or liquidate all such positions. DBSI will not transfer any of Customer’s property or Contracts held or controlled by it until the Trust, on behalf of the Customer, satisfies all obligations to DBSI arising under this Agreement, including the payment of any fees for the transfer of Contracts to another futures commission merchant upon termination of this Agreement.

14.  Governing Law; Consent to Jurisdiction.

      (a)    In case of a dispute between Customer and DBSI arising out of or related to this Agreement or any transaction hereunder, (i) except with respect to Section 8(e) above, which shall be construed, interpreted, and enforced in accordance with and governed by the laws of the State of Delaware, the construction, validity, performance and enforcement of this Agreement will be governed by the laws of the State of New York in all respects (without giving effect to principles of conflict of laws), and (ii) the Trust, on behalf of the Customer, and DBSI each agrees to bring any legal proceeding against the other party exclusively in, and each such party consents in any legal proceeding brought by the other party in connection with or related to this Agreement or breach thereof, the Account or any transactions entered into hereunder to the jurisdiction of, any state or federal court located within the City of New York.

      (b)    The Trust, on behalf of the Customer, and DBSI each expressly waives (i) all objections it may at any time have as to the jurisdiction of any court described in Section 14(a) above in which any such legal proceedings may be commenced and (ii) any defense of sovereign immunity or other immunity from suit or enforcement, whether before or after judgment. The Trust, on behalf of the Customer, and DBSI each also agrees that any service of process mailed to it at any address provided by the receiving party shall be deemed a proper service.

15.  Miscellaneous.

      (a)    Available Funds. The Trust, on behalf of the Customer, agrees that all payments of cash by it to DBSI shall be made in immediately available funds in such currency and to such bank account as DBSI may from time to time specify. If the Trust, on behalf of the Customer, is required by law to make any deduction or withholding, Customer will pay such amount to DBSI as will result in DBSI’s receiving an amount equal to the full amount which would have been received had no such deduction or withholding been required.

      (b)    Consent to Recording. The Trust, on behalf of the Customer, and DBSI each consents to the electronic recording of any or all telephone conversations with the other party (without automatic tone warning device), the use of same as evidence by either party in any action or proceeding arising out of the Agreement and the recording party’s erasure, at its sole discretion, of any recording as part of its regular procedure for handling of recordings.

      (c)    Authority to Disclose Information. The Trust, on behalf of the Customer, hereby authorizes DBSI to disclose any financial, credit or business information it has obtained concerning Customer to any Affiliate of DBSI, and authorizes any such Affiliate to disclose like information to DBSI, in either case solely for the purpose of permitting DBSI to perform its obligations, or enforce its rights, under this Agreement. Any such information will be kept confidential according to the internal policies of DBSI and its Affiliates.

      (d)    Modification. This Agreement may only be modified or amended by mutual written consent of DBSI and the Trust, on behalf of the Customer. Any modification, amendment, alteration or waiver of this Agreement will not affect any outstanding orders or transactions or any legal rights or obligations that may have already arisen between DBSI and Customer.

      (e)    Cumulative Rights; No Waiver. The rights and remedies conferred upon DBSI will be cumulative, and its forbearance to exercise any right or remedy under this Agreement will not waive its right to take such action at any later time, nor shall such forbearance constitute a modification of this Agreement.

      (f)    Successors and Assigns. This Agreement will inure to the benefit of DBSI, its permitted successors and assigns, and will be binding upon Customer and Customer’s successors and assigns, provided, however, that this Agreement may not be assigned or delegated by either party without the prior written consent of the other party hereto and any purported assignment or delegation without such consent shall be void.

      (g)    Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances is found to be inconsistent with any Relevant Law or otherwise to be invalid or unenforceable, such inconsistent, invalid or unenforceable provision will be deemed to be superseded or modified to conform to such Relevant Law, but the remainder of this Agreement and/or the application of such term or provision to persons or circumstances other than those as to which it is contrary, invalid or unenforceable, will not be affected thereby.

      (h)    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

      (i)    Entire Agreement. This Agreement, together with any Annexes hereto entered into between DBSI and the Trust, on behalf of the Customer, constitutes the entire agreement between the Trust, on behalf of the Customer, and DBSI with respect to the subject matter hereof and supersedes any prior agreements between the parties with respect to such subject matter.

      (j)    Multiple Customers. If the signatory of this Agreement has the authority to enter into the Agreement on behalf of more than one Customer (each such Customer being identified on the attached Schedule I), the execution of the Agreement by such signatory shall be sufficient to bind each such Customer to the terms of the Agreement to the same extent and with the same force and effect as if each Customer had executed a separate Agreement.

16.  Acknowledgment of Receipt of Disclosure Statements; Hedging Election.

      (a) Customer acknowledges and agrees that it has received from DBSI and has read and understood the following document:

(Please check box to so acknowledge)

☒ Risk Disclosure Statement For Futures and Options pursuant to Appendix A to CFTC Regulation 1.55(c).

      (b)    Pursuant to CFTC Regulation 190.06(d), Customer specifies and agrees, with respect to hedging transactions in the Account, that, in the unlikely event of DBSI’s bankruptcy, it prefers that the bankruptcy trustee (check appropriate box):

☐ Election A - Liquidate all open contracts without first seeking instructions either from or on behalf of Customer.

☒ Election B - Attempt to obtain instructions with respect to the disposition of all open contracts.

(If neither box is checked, Customer shall be deemed to have elected A.)

The undersigned has read, understands and agrees to all of the provisions of this Agreement.

December 31, 2010
Dated

Customer Name:
PowerShares DB Multi-Sector Commodity Trust with respect to PowerShares DB Gold Fund
By:	DB Commodity Services LLC, the Managing Owner of
PowerShares DB Gold Fund

By:			By:
	/s/ Alex N. Depetris		/s/ Michael Gilligan
		Authorized Signature			Authorized Signature
	Name:	Alex N. Depetris		Name:	Michael Gilligan
	Title:	Vice President		Title:	Principal Financial Officer

60 Wall Street
Address

New York, New York
City, State

10005
Zip Code

Telephone	Telefax

Schedule I—Independent Customers Deemed to Have Entered Into Separate Agreements Hereunder